Exhibit 5.2



                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]




                               November 14, 2000

ML Asset Backed Corporation
250 Vesey Street
World Financial Center
North Tower - 10th Floor
New York, New York 10281-1310

         Re:      ML Asset Backed Corporation
                  Registration Statement on Form S-3 (File No. 333-45336)

Ladies and Gentlemen:

         We have acted as special Delaware counsel for ML Asset Backed Corporation (the "Registrant") in connection with the Registration Statement on Form S-3 (File No. 333-45336) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $1,000,000.00 aggregate principal amount of Asset Backed Notes and Certificates (the "Securities"). Each series of Certificates may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement and the Registrant and each series of Notes may be issued pursuant to an indenture (the "Indenture") between a Delaware business trust to be formed pursuant to the Trust Agreement and a trustee named in the related prospectus supplement. This opinion is being delivered to you at your request.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The form of Trust Agreement (including the form of Certificate of Trust attached thereto (the "Certificate of Trust")); and

         (b) A draft of the Registration Statement.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:


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1. When each Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a legal, valid and binding obligation of the Registrant enforceable in accordance with its terms; and

2. With respect to the Certificates to be issued by a Delaware trust pursuant to a Trust Agreement, when (i) the final terms of such Certificates have been duly established and approved by or pursuant to authorization of the Board of Directors of the Registrant, (ii) the documents relating to the issuance of such Certificates have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above,
(iii) the Certificate of Trust for the related Delaware trust has been duly executed by the owner trustee and filed with the Office of the Secretary of State of the State of Delaware, and (iv) such Certificates have been duly authorized, executed and issued by the related Delaware trust and authenticated by the owner trustee, and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the related Basic Documents and in the manner described in the Registration Statement, such Certificates will be legal, valid, full-paid and non-assessable beneficial interests in the Trust and the holders of such Certificates will be entitled to the benefits provided by the Trust Agreement pursuant to which such Certificates were issued.

         The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

                                             Very truly yours,


                                             /Richards, Layton & Finger, P.A./